Exhibit 107

Calculation of Filing Fee Tables
Form S-3
(Form Type)
Surrozen, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities(1)	Rule 457(o)	(2)	(3)	(3)	—	—
	Equity	Preferred Stock, par value $0.0001 per share(1)	Rule 457(o)	(2)	(3)	(3)	—	—
	Equity	Common Stock, par value $0.0001 per share(1)	Rule 457(o)	(2)	(3)	(3)	—	—
	Other	Warrants(1)	Rule 457(o)	(2)	(3)	(3)	—	—
	Total	N/A	Rule 457(o)	N/A	Unallocated (Universal) Shelf	$200,000,000	$0.00013810	$27,620 (4)
Fees Previously Paid
	Total Offering Amounts					$200,000,000	$0.00013810	$27,620
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$17,330.98
	Net Fee Due							$10,289.02

(1) Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities to be sold by the Registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $200,000,000. The $200,000,000 of securities registered hereunder includes $50,000,000 of shares of common stock that may be offered, issued and sold pursuant to that certain sales agreement, dated March 23, 2026, by and between the registrant and TD Securities (USA) LLC. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3) The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4) The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Note #	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Rule 457(p)
Fee Offset Claims	1	Surrozen, Inc.	S-3	333-287434	05/20/2025		$17,330.98	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	N/A	$113,200,399.04
Fee Offset Sources		Surrozen, Inc.	S-3	333-287434		05/20/2025						$17,330.98

(1)
The Registrant previously registered $150,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering pursuant to a Registration Statement on Form S-3 (File No. 333-287434) filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2025, and declared effective by the Commission on May 23, 2025 (the “Prior Registration Statement”). The Registrant previously paid an aggregate registration fee of $22,965 in connection with the Prior Registration Statement (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). As of the date of filing of this Registration Statement, the Registrant has sold an aggregate of $36,799,600.96 of such securities under the Prior Registration Statement, leaving the balance of $113,200,399.04 (the “Unsold Securities”), representing $17,330.98 in registration fees, of such Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement. All offerings under the Prior Registration Statement have terminated.